UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

January 19, 2006

Date of Report (date of earliest event reported)

RASER TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

UTAH	0-306567	87-0638510
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

5152 North Edgewood Drive, Suite 375

Provo, Utah 84604

(Address of principal executive offices)

(801) 765-1200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On January 19, 2006, Raser Technologies, Inc., a Utah corporation (the “Registrant”), Amp Resources, LLC (“Amp”), Power Acquisition Corp. (“Merger Sub”) and John H. Stevens, as Equityholder Representative entered into an Agreement and Plan of Acquisition (the “Merger Agreement”). The Merger Agreement provides for the merger of Merger Sub with and into Amp, with Amp as the surviving entity and the wholly owned subsidiary of the Registrant (the “Merger”).

Under the terms of the Merger Agreement, following the effective time of the Merger, (i) the equityholders of Amp will receive, in exchange for their membership interests approximately $30 million in cash in the aggregate and up to 10 million shares of the Registrant’s common stock in the aggregate; (ii) all outstanding options to purchase securities of Amp will be assumed by the Registrant and will be exercisable for an equivalent number of securities of the Registrant pursuant to the terms of the Merger Agreement; and (iii) the Registrant will assume indebtedness of Amp in the aggregate amount of $58 million (plus accruing interest thereon), which consists of $22 million owed to Amp Capital, LLC and $36 million relating to Amp’s existing redemption obligations with respect to certain of its members. 1,133,274 shares of the Registrant’s common stock otherwise payable to the Amp equityholders will be placed in escrow to satisfy certain indemnification obligations of the equityholders of Amp pursuant to the Merger Agreement.

Brent M. Cook, the Chief Executive Officer of the Registrant, holds 40,016 Series A Preferred membership interests of Amp and 40,016 common membership interests in Amp, which collectively represent less than one percent of the outstanding equity interests of Amp.

The completion of the Merger is subject to various closing conditions, including (i) the redemption of all of the outstanding Series B 1 membership interests of Amp (the “Redemption”), (ii) the Registrant obtaining funding from third parties in an amount sufficient to consummate the Redemption (the “Financing”), (iii) customary regulatory approvals and (iv) expiration of the applicable waiting period under the Hart-Scott-Rodino Act.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed herewith as Exhibit 2.2 and is incorporated herein by reference.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, but not limited to, statements regarding the following: the anticipated closing of the Merger and the terms and conditions of the Merger Agreement and the Merger. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ, including the risk that the Registrant will not be able to satisfy the closing conditions of the Merger, including effecting the Financing and the Redemption, that the sale of equity securities in connection with the Financing and the Redemption may be dilutive to the Registrant’s existing shareholders, that incurring indebtedness in connection with the Financing and the Redemption may result in the imposition of restrictions that would impair the Registrant’s ability to operate the Registrant’s business, and that the satisfaction of the closing conditions could delay the closing of the Merger and result in significant expense to the Registrant, and other risks as identified in the Registrant’s quarterly report on Form 10-QSB for the quarter ended September 30, 2005, as filed with the Securities and Exchange Commission, and all subsequent filings, which contain and identify important factors that could cause the actual results to differ materially from those contained in such forward-looking statements. Although the Registrant believes that expectations reflected in the forward-looking statements are reasonable, the Registrant cannot guarantee future results, levels of activity, performance or achievements. The Registrant will not update any of the forward-looking statements after the date of this Current Report on Form 8-K to conform these statements to actual results or changes in the Registrant’s expectations, except as required by law. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this Current Report on Form 8-K. You should carefully review the risk factors described in other documents that the Registrant files from time to time with the Securities and Exchange Commission.

Item 3.02.	Unregistered Sales of Equity Securities.

Pursuant to the Merger Agreement described above in Item 1.01 of this Current Report on Form 8-K, the Registrant agreed to issue up to 10 million shares of the Registrant’s common stock to the Amp equityholders. These securities will be issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Regulation D promulgated under the Securities Act.

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed herewith as Exhibit 2.2 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed herewith:

Exhibit Number	Exhibit Title

2.2	Agreement and Plan of Acquisition, dated January 19, 2006, by and among Raser Technologies, Inc., Amp Resources, LLC, Power Acquisition Corp. and John H. Stevens, as Equityholder Representative

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RASER TECHNOLOGIES, INC.

/s/ William Dwyer
William Dwyer Chief Financial Officer

Dated: January 25, 2006

INDEX TO EXHIBITS

Exhibit Number	Exhibit Title

2.2	Agreement and Plan of Acquisition, dated January 19, 2006, by and among Raser Technologies, Inc., Amp Resources, LLC, Power Acqusition Corp. and John H. Stevens, as Equityholder Representative